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Exhibit 4.16

MARKWEST ENERGY PARTNERS, L.P.

MARKWEST ENERGY FINANCE CORPORATION

and

the Subsidiary Guarantors named herein

8 1/2% SENIOR NOTES DUE 2016

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF APRIL 25, 2008

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

        This SECOND SUPPLEMENTAL INDENTURE, dated as of April 25, 2008 is among MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), MarkWest Energy Finance Corporation, a Delaware corporation ("MarkWest Finance" and, together with the Partnership, the "Issuers"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Subsidiary Guarantors") and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

        WHEREAS, the Issuers, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of July 6, 2006 (as amended and supplemented, the "Indenture"), pursuant to which the Issuers have issued $200,000,000 in principal amount of 8 1/2% Senior Notes due 2016 (the "Notes");

        WHEREAS, Section 9.01(d) of the Indenture provides that the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add a Subsidiary Guarantor pursuant to Section 4.13 or 5.01(c) thereof, without the consent of the Holders of the Notes; and

        WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

        NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

        Section 1.01.    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

        Section 1.02.    This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

        From this date, in accordance with Section 4.13 or 5.01(c) and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

        Section 3.01.    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

        Section 3.02.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

        Section 3.03.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        Section 3.04.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Issuers:
MARKWEST ENERGY PARTNERS, L.P.
By:	MarkWest Energy GP, L.L.C., its general partner
	By:	/s/ Andrew L. Schroeder
	Name:	Andrew L. Schroeder
	Title:	Vice President Finance, Treasurer and Assistant Secretary
MARKWEST ENERGY FINANCE CORPORATION
By:	/s/ Andrew L. Schroeder
Name:	Andrew L. Schroeder
Title:	Vice President Finance, Treasurer and Assistant Secretary

Subsidiary Guarantors:
MARKWEST ENERGY GP, L.L.C.
By:	/s/ Andrew L. Schroeder
Name:	Andrew L. Schroeder
Title:	Vice President Finance, Treasurer and Assistant Secretary
MARKWEST HYDROCARBON, INC.
By:	/s/ Andrew L. Schroeder
Name:	Andrew L. Schroeder
Title:	Vice President Finance, Treasurer and Assistant Secretary
MASON PIPELINE LIMITED LIABILITY COMPANY
By:	MarkWest Hydrocarbon, Inc., its Sole Member
By:	/s/ Andrew L. Schroeder
Name:	Andrew L. Schroeder
Title:	Vice President Finance, Treasurer and Assistant Secretary

MARKWEST ENERGY OPERATING COMPANY, L.L.C.
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Andrew L. Schroeder
Name:	Andrew L. Schroeder
Title:	Vice President Finance, Treasurer and Assistant Secretary
BASIN PIPELINE L.L.C. WEST SHORE PROCESSING COMPANY, L.L.C.
By:	MarkWest Energy Operating Company, L.L.C., its Sole Member and Manager
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Andrew L. Schroeder
Name:	Andrew L. Schroeder
Title:	Vice President Finance, Treasurer and Assistant Secretary

MARKWEST BLACKHAWK, L.L.C.
MARKWEST ENERGY APPALACHIA, L.L.C.
MARKWEST ENERGY EAST TEXAS GAS
    COMPANY, L.L.C.
MARKWEST GAS SERVICES, L.L.C.
MARKWEST JAVELINA COMPANY, L.L.C.
MARKWEST JAVELINA PIPLELINE
    COMPANY, L.L.C.
MARKWEST LIBERTY GAS GATHERING,
    L.L.C.
MARKWEST MARKETING, L.L.C.
MARKWEST NEW MEXICO, L.L.C.
MARKWEST PINNACLE, L.L.C.
MARKWEST PIONEER, L.L.C.
MARKWEST PIPELINE COMPANY, L.L.C.
MARKWEST PNG UTILITY, L.L.C.
MARKWEST POWER TEX, L.L.C.
MARKWEST TEXAS PNG UTILITY, L.L.C.

By:	MarkWest Energy Operating Company, L.L.C., its Sole Member
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Andrew L. Schroeder
Name:	Andrew L. Schroeder
Title:	Vice President Finance, Treasurer and Assistant Secretary

MARKWEST MICHIGAN PIPELINE COMPANY, L.L.C.
MARKWEST OKLAHOMA GAS COMPANY, L.L.C.
By:	MarkWest Energy Operating Company, L.L.C., its Managing Member
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Andrew L. Schroeder
Name:	Andrew L. Schroeder
Title:	Vice President Finance, Treasurer and Assistant Secretary
MATREX, L.L.C.
By:	Basin Pipeline L.L.C., its Sole Member and Manager
By:	MarkWest Energy Operating Company, L.L.C., its Sole Member and Manager
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Andrew L. Schroeder
Name:	Andrew L. Schroeder
Title:	Vice President Finance, Treasurer and Assistant Secretary

Trustee:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ John C. Stohlmann
Name:	John C. Stohlmann
Title:	Vice President

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  Exhibit 4.16
RECITALS
ARTICLE 1
ARTICLE 2
ARTICLE 3